EXHIBIT 99.1







            UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 11-K


         FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
           AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


          [X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934

               For the fiscal year ended December 31, 1994

                                   OR

           [ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934


  For the transition period from                   to



                       Commission File No. 1-4778


  A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


                           TALLEY SAVINGS PLUS
                    THE EMPLOYEE STOCK PURCHASE PLAN
           OF TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES



  B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:



                         TALLEY INDUSTRIES, INC.

                         2702 North 44th Street
                         Phoenix, Arizona 85008

                             TABLE OF CONTENTS





                     Financial Statements and Exhibits




                                                        Page

Report of Independent Accountants                        F-1


Statement of Financial Condition - December 31,
   1994 and 1993                                         F-2


Statement of Income and Changes In Plan Equity -
   For the Years Ended December 31, 1994, 1993
   and 1992                                              F-3


Notes to Financial Statements                       F-4 to F-10


Schedules:

  Schedules I, II and III have been omitted because the required information is shown in the financial statements.


Exhibits:

  None

                     Report of Independent Accountants





To The Participants and Administrator
of Talley Savings Plus, The Employee
Stock Purchase Plan of Talley
Industries, Inc. and Affiliated Companies


In our opinion, the accompanying statement of financial condition and the related statement of income and changes in plan equity present fairly, in all material respects, the financial status of Talley Savings Plus, The Employee Stock Purchase Plan of Talley Industries, Inc. and Affiliated Companies at December 31, 1994 and 1993, and the changes in its financial status for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based upon our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.









PRICE WATERHOUSE LLP

Phoenix, Arizona
February 28, 1995

                            TALLEY SAVINGS PLUS
                     THE EMPLOYEE STOCK PURCHASE PLAN
                                    OF
             TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES

                     STATEMENT OF FINANCIAL CONDITION




                                                 December 31,
Assets                                         1994       1993

  Investments, at market:

    Common Stock of Talley Industries, Inc. -
      824,224 shares and 947,972 shares
      (cost $5,969,341 and $6,897,492) in
      1994 and 1993, respectively          $ 6,387,737 $5,569,336

    Preferred Stock (Series B convertible)
      of Talley Industries, Inc. - 399,394
      and 394,294 shares (cost $6,680,702
      and $6,621,147) in 1994 and 1993,
      respectively                           5,042,349  4,485,094

    Money market fund and cash                  97,186    112,851

  Receivables from Talley Industries, Inc.
      and Affiliated Companies:
  Employee contributions                        34,212     27,022
  Employer contributions                        17,088     13,521
  Other                                              -      5,695

  Interest receivable                              526        224

       Total assets                         11,579,098 10,213,743

Liabilities

  Note payable                                       -    472,158
  Forfeiture payable                            12,653          -

       Total liabilities                        12,653    472,158


Plan equity                                $11,566,445 $9,741,585





The accompanying notes are an integral part of the financial statements.

                            TALLEY SAVINGS PLUS
                     THE EMPLOYEE STOCK PURCHASE PLAN
                                    OF
             TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES

              STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY




                                    Years Ended December 31,
Additions:                       1994         1993       1992

  Interest income             $     3,751  $   11,577 $   38,525
  Realized gains                   45,519           -          -
  Unrealized appreciation
    in market value of
    investments                 2,213,402   4,247,228    378,739

  Contributions:
    Employee                      940,921     935,332    932,667

    Employer                      712,901     696,695    781,156

                                3,916,494   5,890,832  2,131,087

Deductions:

  Withdrawals and terminations  2,057,728     807,201  1,274,018

  Forfeitures                      18,350      32,966     15,638

  Interest expense                 15,556      31,720     51,035

                                2,091,634     871,887  1,340,691

      Net increase              1,824,860   5,018,945    790,396

Plan equity:

  Beginning of year             9,741,585   4,722,640  3,932,244

  End of year                 $11,566,445  $9,741,585 $4,722,640








The accompanying notes are an integral part of the financial statements.

                            TALLEY SAVINGS PLUS
                     THE EMPLOYEE STOCK PURCHASE PLAN
                                    OF
             TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES

                       NOTES TO FINANCIAL STATEMENTS



Significant Accounting Policies

The accounts of the Plan are maintained on an accrual basis.
Assets of the Plan are valued at current value. Securities are valued at the last reported sales price on the last business day of the year. Benefits are recorded when paid.


Description of Plan

The following brief description of the Talley Savings Plus Plan is provided for general information purposes only. Reference should be made to the Plan agreement for more complete information.

  General      -  Talley Savings Plus is an employee stock
                  purchase plan adopted January 1, 1984 for the employees of Talley Industries, Inc. and Affiliated Companies. The Plan is classified as a "defined contribution plan", an "individual account plan" and an "employee pension benefit plan" under the Employee
                  Retirement Income Security Act of 1974 (ERISA).
                  A participant's benefits at any time depend on the amount credited to his individual account and accordingly the Company, the Committee and the Trustee do not guarantee any level of benefits.

  Eligibility  -  Employees eligible to participate under the
                  Plan are those who have attained the age of twenty-one (21) years and have completed one
                  (1) "year of continuous service" as defined in the Plan.
  Employee
Contributions  -  Each  eligible  employee who  elects to
                  participate may contribute, out of amounts he or she would otherwise receive in cash, 1% to 5% of his or her pretax compensation from the Company to the Plan's trust fund.

                            TALLEY SAVINGS PLUS
                     THE EMPLOYEE STOCK PURCHASE PLAN
                                    OF
             TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES

                 NOTES TO FINANCIAL STATEMENTS (Continued)



  Employer
Contributions  -  For so long as  the Plan  is in effect, the
                  Company will contribute property having a value equal to 50% of employee contributions. Under the terms of the Plan, the Company may contribute Common stock, Series B $1.00 Cumulative Convertible Preferred stock, cash or other property. The Company made additional contributions to the Plan of .5% of the aggregate compensation of those employees who were participants in the payroll stock ownership plan (PAYSOP) prior to the Tax Reform Act of 1986, which repealed the PAYSOP provision in the tax code. In its sole discretion, the Company may make a contribution to the Plan in such amount as it may determine, from time to time. Such contributions may be made without regard to the existence of profits. The Company's discretionary contribution is allocated based on the relationship of the Company contribution account balances of participants eligible for discretionary contribution to Company contribution account balances for all participants. In addition, in its sole discretion, the Company may make a contribution to the Plan for the purpose of paying the interest due on the note payable. The Company contributions for the match of 50% of the employee contributions, for the discretionary contribution, and for the interest payments were $471,297, $227,997, and $13,607, respectively, in 1994 and $467,667, $198,678
                  and $30,350, respectively, in 1993.

                            TALLEY SAVINGS PLUS
                     THE EMPLOYEE STOCK PURCHASE PLAN
                                    OF
             TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES

                 NOTES TO FINANCIAL STATEMENTS (Continued)



Investment
 Program       -  Amounts contributed at an employee's direction,
                  along with all contributions made by the Company other than PAYSOP contributions, are invested in one fund consisting of shares of Common stock and Series B Preferred stock of the Company and a money market fund. PAYSOP contributions are invested solely in Common stock of the Company. Investment earnings or losses are allocated monthly based on beginning of month balances of the respective participant's accounts. At December 31, 1994 and 1993, unallocated shares, which collateralize a note payable, consisted of -0-shares and 33,405 shares, respectively, with respective values of $-0- and $196,255. During
                  1994, 33,405 shares were released and allocated to participant accounts as principal payments were made on the loan collateralized by such shares.

                  During the year ended December 31, 1994, the Plan sold 60,863 shares of Common stock for a proceed of $467,708. There were no sales of purchased securities in 1993 and 1992. There were distributions of stock to participants, related to withdrawals and terminations, valued at $560,687, $373,076 and $781,815 for 1994,
                  1993 and 1992, respectively.

Vesting        -  Each participant will at all times be fully
                  vested as to all amounts credited or allowable
                  to him under the participant's own employee
                  contribution account and the Company PAYSOP
                  account.  Company matching contributions will
                  vest 20% per year of service until fully
                  vested;   however,  such  contributions  will

                            TALLEY SAVINGS PLUS
                     THE EMPLOYEE STOCK PURCHASE PLAN
                                    OF
             TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES

                 NOTES TO FINANCIAL STATEMENTS (Continued)



Vesting        -  be fully vested upon termination by death,
(continued)       disability or retirement, upon attainment of
                  age 65 or upon termination of the Plan or complete discontinuance of Company matching contributions. Non-vested Company contributions will be forfeited upon termination of employment with the Company. Amounts allowable as forfeitures will be applied to Plan expenses.


Distributions  -  Upon the death, disability, retirement or other separation from employment of a participant, distribution of all vested amounts credited to such participant will be made in a lump sum. All such distributions will be in cash or Company Common stock or Series B Preferred stock at the discretion of the Committee, except the participant may request that distribution from his accounts will be made in Common stock or Series B Preferred stock of the Company, in which event distribution from the accounts will be made in such stock.

Expenses       -  Commissions and trustee fees and other
                  administrative expenses are paid by the Company to the extent not paid by forfeitures. The
                  Company has also contributed amounts to the plan to pay the interest expense on the note payable.

Participants   -  At December 31, 1994 there were 849
                  participants in the Plan.

                            TALLEY SAVINGS PLUS
                     THE EMPLOYEE STOCK PURCHASE PLAN
                                    OF
             TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES

                 NOTES TO FINANCIAL STATEMENTS (Continued)



Income Tax Status

Talley Industries, Inc. has received a ruling from the Internal Revenue Service substantiating that the Plan qualifies under
Section 401 of the Internal Revenue Code of 1986. A plan that qualifies is exempt from Federal Income Tax, and amounts contributed are not taxed to the employee until a distribution from the Plan is received. If a former employee receives a full distribution of his or her Plan accounts due to his or her termination of employment with the Company, he or she will realize taxable income in an amount by which the value of his or her distribution exceeds the amount of his or her own undistributed contributions that have previously been taxed. Under federal laws effective beginning in 1993, the Company is required to withhold 20% of each distribution a participant receives unless the distribution is transferred directly into an IRA or a qualified plan, or unless the distribution is specifically exempted by the law.

In addition to the foregoing tax consequences, special rules are applicable if the distribution to the employee includes shares of Common stock. If the employee receives a lump sum distribution of the entire vested amount of his or her accounts in a single taxable year due to separation from employment, and the distribution includes shares of Common stock, the difference between the fair market value of the stock distributed and its cost to the Trustee (the "net unrealized appreciation"), if the fair market value is greater than such cost, is not recognized for tax purposes at the time of distribution. Only the aggregate cost of the distributed stock to the Trustee is includable in the employee's gross income at the time of distribution. When the employee disposes of the stock in a subsequent sale or taxable transfer, any excess of the amount realized by such recipient over the costs of such stock to the Trustee will constitute and be taxed as a capital gain.

                            TALLEY SAVINGS PLUS
                     THE EMPLOYEE STOCK PURCHASE PLAN
                                    OF
             TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES

                 NOTES TO FINANCIAL STATEMENTS (Continued)



Reconciliation of Financial Statements to the Annual Return/Report of Employee Benefit Plan (Internal Revenue Service Form 5500)

The following is a reconciliation of net assets available for benefits per the financial statements and the net assets available per the Form 5500:

                                             December 31,
                                          1994         1993
Net assets available for benefits
  per the financial statements        $11,566,445   $9,741,585
Amounts allocated to withdrawing
  participants                           (176,254)    (251,934)
Net assets available for benefits
  per the Form 5500                   $11,390,191   $9,489,651



The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:


                                             Year Ended
                                         December 31, 1994

Benefits paid to participants
  per the financial statements              $2,057,728
Amounts allocated to withdrawing
  participants at December 31, 1994            176,254
Amounts allocated to withdrawing
  participants at December 31, 1993           (251,934)
Benefits paid to participants per
  the Form 5500                             $1,982,048


Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.

The amounts due to withdrawing participants has been reclassified in the financial statements from liabilities to net assets available for benefits. Prior periods have been reclassified to conform to the current year presentation.

                            TALLEY SAVINGS PLUS
                     THE EMPLOYEE STOCK PURCHASE PLAN
                                    OF
             TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES

                 NOTES TO FINANCIAL STATEMENTS (Continued)



Note Payable

Pursuant to a 1986 amendment to the Plan which gives the Administration Committee authority to direct the trustee to borrow funds to purchase Company securities, a promissory note for $2,000,000 was executed on April 17, 1989. The note payable, with a balance at December 31, 1993 of $472,158 has been paid off and has no balance at December 31, 1994.